Exhibit 99.1

Pegasystems Acquires Collaboration and Co-Browsing Provider Firefly

Enhances the customer experience and boosts productivity delivered by Pega’s industry-leading CRM solutions.

CAMBRIDGE, Mass. – June 9, 2014 – Pegasystems Inc. (NASDAQ: PEGA), the software company powering the digital enterprise with Better Business Software®, today announced it has entered into a definitive agreement to acquire Profeatable Corporation, the provider of Firefly co-browsing technology, based in Philadelphia, Pennsylvania. The transaction is expected to close early in the third quarter. Terms of the deal were not disclosed.

Pegasystems will unify Firefly’s cloud-based collaboration technology into its Build for Change® platform and customer service and sales applications. This will enable organizations to enhance customer experience and increase employee productivity through collaboration. Firefly will also continue to be offered as a stand-alone solution. Firefly’s technology enables users to securely share content by simultaneously browsing web pages. It empowers agents to proactively engage customers when and where they need it most, improving customer satisfaction, and driving adoption of self-service tools to increase revenue. It also increases productivity, enabling employees to more easily collaborate on work, regardless of location.

Co-browsing helps organizations convert web and mobile site visits into sales by supporting real-time, proactive collaboration. Co-browsing is also used to enable brokers, agents and other customer facing employees to easily share content and interact with prospects and clients. Firefly’s co-browsing is platform agnostic, as it works on Mac, PC, iPhone, iPad and Android devices.

The acquisition is expected to result in dilution of $0.01 to $0.02 per share in 2014 EPS on a GAAP basis due to acquisition costs, amortization of acquisition related intangibles, and stock-based compensation. However, the acquisition is not expected to impact non-GAAP targets for full year 2014 revenue or EPS.

Quotes & Commentary:

“Today’s organizations need to better engage their digital customers and deliver more personalized experiences,” said Alan Trefler, Founder and CEO of Pegasystems. “Firefly’s collaboration technology will empower our customers to provide superior dynamic co-browsing in a unified architecture and, in the future, chat and video capabilities. We’re excited to be providing a sneak peek into the capabilities of the joint Pega and Firefly offering live at PegaWORLD 2014 this week. We welcome the Firefly team to the Pega family.”

“We are excited to unify Firefly’s technology with the Pega platform,” said Dan Shipper, Co-Founder and CEO of Firefly. “Pega and Firefly share a common view of technology and are both focused on improving the experience of today’s ‘everywhere customer.’ We think this acquisition is a great fit for our company and our customers. We look forward to integrating our team and technology into Pega to deliver the next-generation of social collaboration and customer engagement solutions.”

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should,” “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. This press release contains forward-looking statements about expected GAAP and non-GAAP financial results for the full fiscal year of 2014, including revenue and EPS.

These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing consolidation in the financial services and healthcare markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our professional services and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at www.pega.com/about-us/investors/sec-filings. The forward-looking statements contained in this press release represent the Company’s views as of June 9, 2014. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to June 9, 2014.

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About Firefly

Firefly offers co-browsing technology that allows two people to browse a website together in real-time. Firefly’s product works like traditional screen sharing but it’s different in a number of key ways. Firefly never requires a download or an installation for either the viewer or the presenter. It only shares the web page itself - it never shares other open browser tabs or other open applications on the computer. Firefly is also completely platform agnostic - it works on Mac, PC, iPhone, iPad and Android devices. Founded in 2012, Firefly is used by more than 5,000 small-to-medium sized businesses (SMBs), as well as thousands of financial advisors from some of the largest financial services companies in the world.

About Pegasystems

Pegasystems Build for Change® Platform is the heart of Better Business Software®. It delivers business agility and empowers leading organizations to rapidly close execution gaps and seize new opportunities. Pegasystems leverages its recognized leadership in Business Process Management (BPM), Multi-Channel Customer Relationship Management (CRM), Business Rules, and Adaptive Analytics to uniquely give its clients the power to engage customers, simplify operations and Build For Change®. For more information, please visit us at www.pega.com.

Press Contacts:

Brian Callahan	Rosemarie Esposito
Pegasystems Inc.	Hotwire PR
brian.callahan@pega.com	rosemarie.esposito@hotwirepr.com
(617) 866-6364	(646) 738-8964
Twitter: @pega

All trademarks are the property of their respective owners.

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